MAYTAG CORPORATION

                                Exhibit 3(d)

   Certificate of Amendment to Certificate of Designations of Series A Junior
                  Participating Preferred Stock of Registrant.


                                State of Delaware

                        Office of the Secretary of State

                  _____________________________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "MAYTAG CORPORATION", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MARCH,

A.D. 1998, AT 11:30 O'CLOCK A.M.







































                                        ________________________________________
                                        Edward J. Freel, Secretary of State

0188426   8100                               AUTHENTICATION:     8970170

981097223                                              DATE:     03-13-98

                            CERTIFICATE OF AMENDMENT
                                       TO
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                               MAYTAG CORPORATION
                            _________________________

                     Pursuant to Section 242 of the General
                    Corporation law of the State of Delaware
                            _________________________

          We, the undersigned, Leonard Hadley and E. James Bennett, the Chairman and Chief Executive Officer and Secretary, respectively, of Maytag Corporation,

a Delaware Corporation (the "Corporation"), DO HEREBY CERTIFY:

     FIRST:    that pursuant to the authority conferred upon the Board of
Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, the Board of Directors adopted a resolution creating a series of one million (1,000,000) shares of Preferred Stock, par value $1.00 per share, of the Corporation designated as Series A Junior Participating Preferred Stock, which resolution was set forth in a Certificate of Designations of Series A Junior Participating Preferred Stock (the "Certificate") filed with the Secretary of State of the State of Delaware;

     SECOND:   that pursuant to Section 242 of the General Corporation Law of the State of Delaware, that the following resolutions to amend the Certificate were duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on February 12, 1998:

     "RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors for the Corporation in accordance with the provisions of its Restated Certificate of Incorporation, the Board of Directors hereby resolves to increase the number of shares constituting the series of Preferred Stock of the Corporation designated as Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), as set forth in the Certificate of Amendment to Certificate of Designations comprising Exhibit A hereto and incorporated herein by reference;

     RESOLVED FURTHER, that the Board of Directors of the Corporation hereby amends Section 1 of the Certificate of Designations of the Junior Preferred Stock to read in its entirety as follows:

               Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 4,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock."

     IN WITNESS WHEREOF, this Certificate has been signed by the Chairman and Chief Executive Officer and attested to by the Secretary of Maytag Corporation this 12th day of February, 1998.

                                              By: ______________________________
                                             Name:   Leonard Hadley
                                             Title:  Chairman and Chief
                                                  Executive Officer



By:_______________________________
Name:  E. James Bennett
Title: Secretary